Exhibit 5.2

+ 1 202 663 6000 (t)
+ 1 202 663 6363 (f)
wilmerhale.com
June 20, 2014

CYREN Ltd.
1 Sapir Road
5th Floor, Beit Ampa
P.O. Box 4014
Herzliya 46140, Israel

Re:           Registration Statement on Form F-3

Ladies and Gentlemen:

                This opinion is furnished to you in connection with a Registration Statement on Form F-3 (the “Registration Statement”) filed by CYREN Ltd., a public company registered under the Israel Companies Law (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the following securities of the Company (the “Securities”):

(i)	senior debt securities (the “Senior Debt Securities”);

(ii)	subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”);

(iii)	ordinary shares, par value NIS 0.15 per share (the “Ordinary Shares”); and

(iv)	warrants to purchase Debt Securities or Ordinary Shares (the “Warrants”);

all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate initial offering price not to exceed $50,000,000, as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and any amendments or supplements thereto.

We are acting as counsel for the Company in connection with the filing of the Registration Statement.  The Senior Debt Securities may be issued pursuant to an indenture (together with any supplemental indentures relating to the Senior Debt Securities, the “Senior Indenture”) between the Company and a senior trustee to be named in a prospectus supplement.  The Subordinated Debt Securities may be issued pursuant to a subordinated indenture (together with any supplemental indentures relating to the Subordinated Debt Securities, the “Subordinated Indenture,” and together with the Senior Indenture, the “Indentures”) to be entered into between the Company and a trustee to be named in the Subordinated Indenture and duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).  The Warrants may be issued pursuant to a warrant agreement (the “Warrant Agreement”) between the Company and a bank or trust company as warrant agent.

CYREN Ltd.
June 20, 2014

We have examined and relied upon signed copies of the Registration Statement as filed with the Commission, including the exhibits thereto. We have also examined and relied upon the Memorandum of Association of the Company, the Amended and Restated Articles of Association of the Company and minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company and such other documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal capacity of all signatories to such documents.

We have relied as to certain matters on information obtained from public officials and officers of the Company, and we have assumed that (i) one or more prospectus supplements will have been prepared and filed with the Commission describing the Securities offered thereby; (ii) any Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; (iii) that any Warrant Agreement will be governed by the laws of the State of New York; (iv) the Company is, and shall remain, validly existing as a corporation and in good standing under the laws of the State of Israel; and (v) the accuracy of the opinion letter, dated June 20, 2014, of Yigal Arnon & Co., which is being filed as Exhibit 5.1 to the Registration Statement with respect to the valid existence of the Company and the validity, full payment and non-assessability of the Ordinary Shares.

We are expressing no opinion herein as to the application of any federal or state law or regulation to the power, authority or competence of any party to any agreement with respect to any of the Securities other than the Company. We have assumed that such agreements are, or will be, the valid and binding obligations of each party thereto other than the Company, and enforceable against each such other party in accordance with their respective terms.

We have assumed for purposes of our opinions below that no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company or, if any such authorization, approval, consent, action, notice or filing is required, it will have been duly obtained, taken, given or made and will be in full force and effect. We have also assumed that the execution and delivery by the Company of the Indentures, the Warrant Agreement and the Securities and the performance by the Company of its obligations thereunder do not and will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or any of its properties is then subject, (ii) any law, rule or regulation to which the Company or any of its properties is then subject or (iii) any judicial or regulatory order or decree of any governmental authority.

CYREN Ltd.
June 20, 2014

We have also assumed that there will not have occurred, prior to the date of issuance of the Securities, any change in law affecting the validity or enforceability of such Securities and that at the time of the issuance and sale of the Securities, the Board of Directors of the Company (or any committee thereof acting pursuant to authority properly delegated to such committee by the Board of Directors of the Company) shall not have taken any action to rescind or otherwise reduce its prior authorization of the issuance of the Securities.

Our opinions below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent conveyance or similar laws relating to or affecting the rights or remedies of creditors generally and (ii) general equitable principles.  We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of New York. We also express no opinion herein with respect to compliance by the Company with the securities or “blue sky” laws of any state or other jurisdiction of the United States or of any foreign jurisdiction. In addition, we express no opinion and make no statement herein with respect to the antifraud laws of any jurisdiction.

Based upon and subject to the foregoing, we are of the opinion that:

1.           With respect to the Debt Securities, when (i) specifically authorized for issuance by proper action of the Board of Directors of the Company or an authorized committee thereof (“Authorizing Resolutions”), (ii) the applicable Indenture has been duly authorized, executed and delivered, (iii) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture and the Authorizing Resolutions, (iv) the Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and delivered and sold in accordance with the applicable underwriting or other purchase agreement against payment therefor, and (v) the Company has received the consideration provided for in the Authorizing Resolutions and the applicable underwriting agreement or other purchase agreement, such Debt Securities will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

2.           With respect to the Warrants, when (i) specifically authorized for issuance by Authorizing Resolutions, (ii) the applicable Warrant Agreement relating to the Warrants has been duly authorized, executed and delivered, (iii) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement and the Authorizing Resolutions, (iv) the Warrants have been duly executed and countersigned in accordance with the applicable Warrant Agreement and issued and delivered in accordance with the applicable underwriting or other purchase agreement against payment therefor, and (v) the Company has received the consideration provided for in the Authorizing Resolutions and the applicable underwriting agreement or other purchase agreement, such Warrants will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

CYREN Ltd.
June 20, 2014

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus and in any prospectus supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

WILMER CUTLER PICKERING
HALE AND DORR LLP

By:     /s/ Erika L. Robinson
           Erika L. Robinson, a Partner